Exhibit 99.1

For Release:  4:01 p.m. Eastern, November 08, 2012

MOLYCORP REPORTS THIRD QUARTER 2012 RESULTS

HIGHLIGHTS:

•
Molycorp continues to ramp up Project Phoenix operations at its Mountain Pass, California, facility, and it remains on schedule to achieve a Phase 1 operational rate of 19,050 metric tons (mt) per year in the fourth quarter of 2012. To date, 80% of Project Phoenix facilities are at Phase 1 or greater than Phase 1 operational capabilities.

•
The Company reported revenue of $205.6 million in the third quarter of 2012, a 49% year-over-year increase and a 97% increase over the previous quarter. It also generated positive operating cash flow in Q3 of $17.2 million.

•
The Company sold 4,391 mt of product across its business segments in the third quarter of 2012, including: 2,768 mt of rare earth oxide equivalent products at an average sales price of $43.45 per kilogram (kg); 1,527 mt of bonded magnet powders and alloys at an average sales price of $48.98 per kg; and 96 mt of rare metals at an average sales price of $269.22 per kg.

•
The Company reported a net loss of $0.19 per share, and a loss of $0.05 on an adjusted non-GAAP earnings per share basis, taking into account operational expansion items, out-of-ordinary business expenses, and certain non-cash items.

Greenwood Village, CO (November 8, 2012, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the third quarter 2012.

“Our production ramp up continues to build to Phase 1 levels at Mountain Pass, and we remain on target for full Phase 1 operations in the fourth quarter,” said Mark Smith, President and Chief Executive Officer. “As we execute our global vertical integration plan, we will continue to see solid revenue from our Molycorp Canada operations, and we will increasingly realize the benefits of Project Phoenix and the ramping of our production volumes. This should result in higher sales and gross margins, and both improved and sustainable bottom-line performance, due to our low-cost production and our access to markets that require high value, specialty-engineered materials.”

QUARTERLY RESULTS

The Company reported consolidated net revenue of $205.6 million in the third quarter of 2012, a 49% year-over-year increase and a 97% increase over the previous quarter, during which the Company owned the former Neo Materials (Molycorp Canada) for 19 days.

In the third quarter, the Company sold 4,391 metric tons of product across its business segments and realized a gross profit of $10.9 million, compared to gross profit of $82.4 million during the third quarter of 2011. Gross profit decreased from the prior year period as a result of significantly lower pricing and increased production costs, offset by increased volumes. Gross profit during the quarter also was negatively impacted by $33.0 million of out-of-ordinary expenses, primarily related to purchase accounting adjustments related to the Molycorp Canada acquisition and inventory write-downs.

Molycorp's third quarter loss attributable to common stockholders was $18.9 million, or a loss of $0.19 per share. Earnings decreased substantially from the prior year period as a result of lower selling prices and increased costs, offset in part by increased volumes and tax recoveries related to the settling of certain tax provisions. Adjusted loss per share of $0.05 reflects operational expansion items, out-of-ordinary business expenses, and certain other non-cash items.

OUTLOOK

“We are seeing customer demand beginning to stabilize,” Smith said. “We have customer agreements in place, or are in advanced discussions and product qualification efforts with customers, on sales in excess of our Phase 1 capacity. In the Lanthanum and NdPr markets, we are seeing demand that will move us into Phase 2 production relatively quickly. With cerium, our commercialization of SorbXTM products continues to gain traction in the marketplace.”

“Several of our customers continue to work to deplete large volumes of stockpiles. We are seeing signs these customers are coming back into the market, which is very positive going forward,” Smith said.

“With regard to global trends, output from China continues to be significantly reduced,” Smith added. “Chinese government officials are stepping up their efforts to enforce tougher environmental regulation and to curb illegal mining, and these efforts are putting pressure on production. In addition, a growing number of China's largest producers have either halted operations or are in the process of halting production, including Baotou Steel Rare-Earth, China Minmetals, Chalco Rare Earth, and China Nonferrous Metals. Government and industry leaders in China acknowledge that these and other actions are being implemented for the express purpose of stabilizing or strengthening prices for all rare earth products.”

The Company generated $17.2 million of operating cash flow during the quarter, and had $436.0 million in cash and cash equivalents on hand at September 30, 2012. Molycorp's cash capital expenditures for Q3 were $240.8 million, and for the fourth quarter the Company expects to incur cash capital expenditures of approximately $180.0 million.

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN

Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EST, hosted by Mark Smith, Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer.  Investors interested in participating in the live call from the U.S. should dial +1 (866) 783-2139 and reference passcode number 62830722. Those calling from outside the U.S. should dial +1 (857) 350-1598 and use the same confirmation number.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website.

NON-GAAP ADJUSTED NET LOSS

Adjusted EPS is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary operational and business expansion items. The Company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income and other miscellaneous charges is useful to investors because it provides an overall understanding of the Company's historical financial performance and future prospects. Management believes adjusted EPS is an indication of the Company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8021
Senior Manager, Investor Relations
Brian.Blackman@Molycorp.com

FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEETS

MOLYCORP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$436,025	$418,855
Trade accounts receivable, net	88,471	70,679
Inventory	281,133	111,943
Deferred charges	12,517	7,318
Deferred tax assets	17,402	—
Income tax receivable	38,933	10,514
Prepaid expenses and other current assets	48,711	19,735
Total current assets	923,192	639,044
Non-current assets:
Deposits	23,287	23,286
Property, plant and equipment, net	1,363,444	561,628
Inventory	9,601	4,362
Intangible assets, net	479,173	3,072
Investments	68,006	20,000
Deferred tax assets	10,298	—
Goodwill	505,003	3,432
Other non-current assets	5,322	301
Total non-current assets	2,464,134	616,081
Total assets	$3,387,326	$1,255,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$230,255	$161,587
Accrued expenses	66,289	12,898
Income tax payable	25,601	—
Deferred tax liabilities	128	1,356
Debt and capital lease obligations	32,935	1,516
Other current liabilities	2,096	1,266
Total current liabilities	357,304	178,623
Non-current liabilities:
Asset retirement obligation	20,727	15,145
Deferred tax liabilities	189,894	18,899
Debt and capital lease obligations	1,183,528	196,545
Derivative liability	8,846	—
Pension liabilities	2,855	—

	September 30, 2012	December 31, 2011
Other non-current liabilities	3,020	683
Total non-current liabilities	1,408,870	231,272
Total liabilities	$1,766,174	$409,895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at September 30, 2012	138	84
Preferred stock, $0.001 par value; 5,000,000 shares authorized at September 30, 2012	2	2
Additional paid-in capital	1,686,226	838,547
Accumulated other comprehensive loss	(9,646)	(8,481)
(Deficit) retained earnings	(74,898)	15,078
Total Molycorp stockholders’ equity	1,601,822	845,230
Noncontrolling interests	19,330	—
Total stockholders’ equity	1,621,152	845,230
Total liabilities and stockholders’ equity	$3,387,326	$1,255,125

TABLE 2: INCOME STATEMENTS

MOLYCORP, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
Sales	$205,604	$138,050	$394,651	$263,927
Costs of sales:
Costs excluding depreciation and amortization	(184,128)	(50,602)	(337,769)	(105,670)
Depreciation and amortization	(10,612)	(5,056)	(19,065)	(9,588)
Gross profit	10,864	82,392	37,817	148,669
Operating expenses:
Selling, general and administrative	(31,468)	(12,182)	(78,721)	(31,465)
Corporate development	(1,073)	(573)	(19,379)	(3,889)
Depreciation, amortization and accretion	(9,723)	(544)	(12,361)	(1,384)
Research and development	(8,929)	(2,148)	(18,628)	(5,165)
Operating (loss) income	(40,329)	66,945	(91,272)	106,766
Other income (expense):
Other expense	(57)	(117)	(37,615)	(152)
Foreign exchange gains (losses), net	1,910	(2,000)	724	(1,850)
Interest expense, net	(5,269)	(671)	(14,989)	(461)
	(3,416)	(2,788)	(51,880)	(2,463)
(Loss) income before income taxes and equity earnings	(43,745)	64,157	(143,152)	104,303
Income tax benefit (expense)	28,956	(19,056)	58,442	(12,643)
Equity in results of affiliates	(662)	—	(1,146)	—
Net (loss) income	(15,451)	45,101	(85,856)	91,660
Net (income) loss attributable to noncontrolling interest	(3,440)	255	(4,120)	(713)
Net (loss) income attributable to Molycorp stockholders	$(18,891)	$45,356	$(89,976)	$90,947

Net (loss) income	$(15,451)	$45,101	$(85,856)	$91,660
Other comprehensive income:
Foreign currency translation adjustments	526	(5,564)	(1,165)	(4,240)
Comprehensive (loss) income	$(14,925)	$39,537	$(87,021)	$87,420
Comprehensive (loss) income attributable to:
Molycorp stockholders	(11,485)	40,346	(82,901)	87,130
Noncontrolling interest	(3,440)	(809)	(4,120)	290
	$(14,925)	$39,537	$(87,021)	$87,420
(Loss) income per share of common stock (Table 5):
Basic	$(0.19)	$0.51	$(0.97)	$1.01
Diluted	$(0.19)	$0.49	$(0.97)	$1.00

TABLE 3: STATEMENTS OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine months ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net (loss) income	$(85,856)	$91,660
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation, amortization and accretion	31,426	10,972
Deferred income tax benefit	(35,179)	(4,544)
Inventory write-downs	41,082	1,585
Release of inventory step-up value	26,428	10,200
Stock-based compensation expense	3,179	4,042
Amortization of debt discount	1,257	1,037
Allowance for doubtful accounts	2,500	—
Other operating adjustments	56	2,461
Net change in operating assets and liabilities	(32,081)	(88,689)
Net cash (used in) provided by operating activities	(47,188)	28,724
Cash flows from investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(591,011)	(20,021)
Investment in joint venture	(28,130)	—
Deposits	(516)	2,946
Cash paid to acquire non-marketable securities	—	(20,000)
Capital expenditures	(644,683)	(160,917)
Other investing activities	4,953	19
Net cash used in investing activities	(1,259,387)	(197,973)
Cash flows from financing activities:
Capital contributions	390,225	—
Repayments of short-term borrowings—related party	—	(2,343)
Repayments of debt	(228,431)	(5,447)
Net proceeds from sale of preferred stock	—	199,642
Net proceeds from sale of common stock	132,471	—
Issuance of 10% Senior Secured Notes	635,373	—
Issuance of 6.00% Convertible Notes	395,712	—
Issuance of 3.25% Convertible Notes	—	223,100
Payments of preferred dividends	(8,539)	(6,167)
Proceeds from debt	9,456	6,337
Other financing activities	(3,331)	—
Net cash provided by financing activities	1,322,936	415,122
Effect of exchange rate changes on cash	809	(348)
Net change in cash and cash equivalents	17,170	245,525
Cash and cash equivalents at beginning of the period	418,855	316,430
Cash and cash equivalents at end of period	$436,025	$561,955

TABLE 4: SEGMENT INFORMATION

Three months ended September 30, 2012 (In thousands)	Resources	Chemicals and Oxides	Magnetic Materials and Alloys	Rare Metals	Eliminations	Corporate and other	Total Molycorp, Inc.
Sales:
External	$17,150	$87,820	$74,789	$25,845	$—		$205,604
Intersegment	3,745	11,559	—	—	(15,304)		—
Total sales	$20,895	$99,379	$74,789	$25,845	$(15,304)		$205,604

Depreciation, amortization and accretion	$(4,035)	$(5,685)	$(8,857)	$(1,715)	$—	$(43)	$(20,335)

Operating (loss) income	$(23,966)	$2,149	$1,419	$(3,774)	$369	$(16,526)	$(40,329)

(Loss) income before income taxes and equity earnings	$(25,506)	$1,201	$1,215	$(3,812)	$369	$(17,212)	$(43,745)

Total assets at September 30, 2012 (a)	$1,686,524	$565,673	$536,299	$79,996	$(161,201)	$178,465	$2,885,756

Capital expenditures	$187,611	$2,597	$1,432	$2,837	$—	$1,387	$195,864

(a)	Excludes goodwill of $501.6 million arising on the Molycorp Canada acquisition which has not been allocated to its operating segments.

TABLE 5: EARNINGS (LOSS) PER SHARE

	Three Months Ended
(In thousands, except share and per share amounts)	September 30, 2012	September 30, 2011
Net (loss) income attributable to Molycorp stockholders	$(18,891)	$45,356
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
(Loss) income attributable to common stockholders	(21,737)	42,510
Weighted average common shares outstanding—basic	117,086,022	83,847,119
Basic (loss) earnings per share	$(0.19)	$0.51

(Loss) income attributable to common stockholders	(21,737)	42,510
Effect of dilutive 3.25% Convertible Notes	—	404
(Loss) income attributable to common stockholders adjusted for effect of dilution	(21,737)	42,914
Weighted average common shares outstanding—diluted	117,086,022	87,069,256
Diluted (loss) earnings per share	$(0.19)	$0.49

	Nine Months Ended
(In thousands, except share and per share amounts)	September 30, 2012	September 30, 2011
Net (loss) income attributable to Molycorp stockholders	$(89,976)	$90,947
Dividends on Convertible Preferred Stock	(8,539)	(7,116)
(Loss) income attributable to common stockholders	(98,515)	83,831
Weighted average common shares outstanding—basic	101,147,638	83,321,816
Basic (loss) earnings per share	$(0.97)	$1.01

(Loss) income attributable to common stockholders	(98,515)	83,831
Effect of dilutive 3.25% Convertible Notes	—	413
(Loss) income attributable to common stockholders adjusted for effect of dilution	(98,515)	84,244
Weighted average common shares outstanding—diluted	101,147,638	84,596,676
Diluted (loss) earnings per share	$(0.97)	$1.00

TABLE 6: PRODUCT REVENUE, VOLUME, ASPS

Product Revenues, Volumes
	Three Months Ended September 30,
Revenues (in thousands)	2012	2011
Resources (1)	$20,895	$124,877
Chemicals and Oxides (2)	99,379	22,579
Magnetic Materials and Alloys (3)	74,789	14,449
Rare Metals (4)	25,845	13,332
Intersegments eliminations	(15,304)	(37,187)
Total Net Revenues	$205,604	$138,050

	Three Months Ended September 30,
Volumes (in metric tons)	2012	2011
Resources	835	1,002
Chemicals and Oxides	1,933	384
Magnetic Materials and Alloys	1,527	226
Rare Metals	96	88
Intersegments eliminations	(720)	(520)

	Three Months Ended September 30,
Avg Selling Price per kilogram	2012	2011
Resources	$25.02	$124.65
Chemicals and Oxides	$51.41	$58.79
Magnetic Materials and Alloys	$48.98	$63.95
Rare Metals	$269.22	$151.50

1. The Resources segment includes: the Company's operations at its Molycorp Mountain Pass facility where it conducts rare earth minerals extraction to produce rare earth concentrates; REO, including lanthanum, cerium, didymium, neodymium, praseodymium and yttrium; heavy rare earth elements, such as samarium, europium, gadolinium, terbium, dysprosium, and others; didymium rare earth metal; and SorbXTM (formerly XSORBX), a line of proprietary rare earth-based water treatment products.

2. The Chemicals and Oxides division includes: production of REO at the Company's operations in Sillamäe, Estonia; heavy rare earths from the Company's facilities in Jiangyin, Jiangsu Province, China; and production of REO, salts of rare earth elements ("REEs"), zirconium-based engineered materials and mixed rare earth/zirconium oxides from the Company's facilities in Zibo, Shandong Province, China. Rare earths products and zirconium-based engineered products are primarily supplied to the automotive catalyst, electronics, ceramic, clean technology and glass industries.

3. The Magnetic Materials and Alloys segment includes: the production of Neo Powders through Molycorp's wholly-owned manufacturing facilities in Tianjin, China and Korat, Thailand, under the Molycorp Magnequench brand. Neo Powders are used to make bonded magnets for a variety of electronic and mechanical products such as micro motors, precision motors, sensors and other applications requiring high levels of magnetic strength, flexibility, small size and reduced weight. This operating segment also includes manufacturing of neodymium and samarium magnet alloys, other specialty alloy products and rare earth metals at the Company's facility in Tolleson, Arizona.

4. The Rare Metals division includes: Molycorp's production of gallium, indium, tantalum and rhenium from its operations in Quapaw, Oklahoma; Blanding, Utah; Peterborough, Ontario; Napanee, Ontario; Sagard, Germany; and Hyeongok Industrial Zone in South Korea. This operating segment also includes tantalum and niobium from the Company's operations in Sillamäe, Estonia. Rare metals are primarily used in the wireless, light-emitting diode, flat panel display, turbine, solar and catalyst industries.

 TABLE 7: NON-GAAP ADJUSTED NET LOSS RECONCILIATION

Molycorp, Inc.
Non-GAAP financial measures
Adjusted Net Loss

(In thousands, except per share data)	Three Months Ended September 30,
2012
Net loss attributable to Molycorp stockholders	$(18,891)
Certain non-cash and other items:
Stock-based compensation	1,279
Inventory write-downs	14,976
Impact of purchase accounting on cost of inventory sold	18,067

Out of the ordinary items:
Water removal	3,174
Project Phoenix non-capitalizable costs	4,958

Business Expansion items:
Due diligence and other transaction costs	1,001
Other business expansion expenses	1,743
Release of tax provision	(15,100)
Income tax effect of above adjustments	(14,463)
Adjusted net loss	(3,256)
Dividends on Convertible Preferred Stock	(2,846)
Adjusted net loss attributed to common stockholders for EPS purposes	$(6,102)
Weighted average shares outstanding	117,086,022
Adjusted net loss per share	$(0.05)

ABOUT MOLYCORP

Molycorp is a leading rare earths and rare metals company, and combines a world-class rare earth resource at Mountain Pass, California, with world-class ultra-high-purity rare earth and rare metal materials processing capabilities. With 26 locations across 11 countries, Molycorp is vertically integrated across the global rare earth mine-to-magnetics supply chain. It produces rare earth magnetic materials as well as a variety of high-purity, custom engineered products from 13 different rare earths (lights and heavies) as well as five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium.  Through its Molycorp Magnequench subsidiary, the Company is a leading global producer of neodymium-iron-boron (NdFeB) magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets.  Through its joint venture with Daido Steel and Mitsubishi Corporation, Molycorp expects to begin manufacturing next-generation, sintered NdFeB permanent rare earth magnets in early 2013.  The rare earths and rare metals materials that Molycorp produces are critical inputs in wide variety of existing and emerging applications, including the following: advanced transportation technologies, such as hybrid electric, plug-in hybrid electric, and all-electric vehicles; clean energy technologies, such as solar and wind power systems; energy efficiency technologies, such as high efficiency motors and appliances, compact fluorescent lights, and color displays; computing and communications applications, including fiber optics, lasers, and hard disk drives; defense and aerospace applications, such as satellites, guidance and control systems, and global positioning systems; and advanced water treatment technologies for use in municipal wastewater, industrial wastewater, pool & spa, and outdoor recreation applications. For more information please visit www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to:  the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its initial modernization and expansion efforts, including the achievement of an annual production capacity of 19,050 metric tons at its Mountain Pass, California rare earth mine and processing facility, or the Molycorp Mountain Pass facility, which management refers to as Project Phoenix Phase 1, and the second phase capacity expansion plan, which management refers to as Project Phoenix Phase 2, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with Project Phoenix, which if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, such as Project Phoenix Phase 1 and Project Phoenix Phase 2, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; and unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada;  the rate of exchange of the U.S. dollar to the Canadian dollar, the Japanese yen, and the Chinese Renminbi; new products pricing; the competitive environment for these new products; unexpected actions of domestic and foreign governments; various events that could disrupt operations, including natural events and other risks; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its “mine-to-magnets” strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled “Risk Factors” of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.